CECO ENVIRONMENTAL REPORTS SECOND QUARTER 2023 RESULTS

Record Orders, Revenue, Backlog, Gross Profit and Adjusted EBITDA

Company Raises Full Year 2023 Outlook

DALLAS (August 8, 2023) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the second quarter of 2023.

Highlights for the Quarter(1)

•
Orders of $162.9 million, up 44 percent; Record backlog of $391.0 million, up 35 percent
•
Revenue of $129.2 million, up 23 percent; Net income of $3.7 million, compared to $4.4 million; Non-GAAP net income of $5.2 million, compared to $6.4 million
•
GAAP EPS (diluted) of $0.11, compared to $0.13; Non-GAAP EPS (diluted) of $0.15, compared to $0.18
•
Gross profit of $39.8 million, up 26 percent to 30.8 percent, up 70 bps
•
Adjusted EBITDA of $13.7 million, up 29 percent
•
Book-to-bill ratio of 1.26

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“Our second quarter results continue to demonstrate the sustainable growth programs and market leadership positions we have been steadily building over the past few years, and bolsters our position as we enter the back half of the year. I am pleased that we set new records across a broad set of core financial metrics, which were driven by great execution from our entire team. Although there is still work to be done, it is especially rewarding to have generated record backlog on top of delivering the highest quarterly revenue in company history while adding a book-to-bill ratio of greater than 1.25 for the third consecutive quarter,” said CECO Chief Executive Officer, Todd Gleason.

Second quarter operating income was $8.6 million, up $2.9 million when compared to $5.7 million in the second quarter of 2022. On an adjusted basis, non-GAAP operating income was $11.4 million, up $2.7 million when compared to $8.7 million in the second quarter of 2022. Net income was $3.7 million in the quarter, down $0.7 million compared to $4.4 million in the second quarter of 2022. Non-GAAP net income was $5.2 million, down $1.2 million compared to $6.4 million in the second quarter of 2022. Adjusted EBITDA of $13.7 million was up $3.1 million compared to $10.6 million in the second quarter of 2022. Free cash flow in the quarter was $10.0 million, down $9.1 million compared to $19.1 million in the second quarter of 2022.

“The 23 percent revenue growth in the quarter was comprised of 16 points of organic growth and seven points from acquisitions. Additionally, we continue to steadily improve our gross profit dollars and gross margins which are up 150 basis points in the first half of 2023 when compared to the same period a year ago. Over the past few years, we have been investing in strategic growth programs and operational excellence resources to generate sustainable and higher performing financial results. We are just starting to see these strategic shifts positively impact our financials as we believe we are in the early stages of creating more sustained top-line and bottom-line growth and margin expansion,” added Gleason.

Company Raises Full Year 2023 Outlook

The Company increased its expected full year 2023 guidance to reflect revenues forecasted to be between $500 and $525 million, up at least 21 percent, at the mid-point, year over year. The Company also updated its expected full year 2023 adjusted EBITDA forecasted to be between $50 and $55 million, up approximately 25 percent, at the mid-point, year over year. The updated expected full year revenue and adjusted EBITDA guidance compares to the previous outlook, provided in May, of revenues to exceed $485 million and adjusted EBITDA to exceed $50 million.

“We are pleased to increase our full year guidance, which reflects continued confidence in the high performance and advantageous diversity of the CECO portfolio. Our record backlog and strong sales pipeline provide strong visibility in support of sustainable future growth. Additionally, the acquisitions we have completed over the past year and a half are all performing at or above the high-growth financials associated with each transaction,” stated Gleason. “As I discussed last quarter and reiterate today, we expect 2023 to be another building block in our steady transformational journey to further advance our leadership in our Industrial Air, Industrial Water and Energy Transition markets which we expect to provide long-term value for our shareholders.”

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter 2023 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by dialing 888-346-4547 (Toll-Free) within the U.S., or +1-412-317-5251 (Toll-Required) outside the U.S.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by dialing 877-344-7529 (Toll-Free) within the U.S., or +1-412-317-0088 (Toll-Required) outside the U.S. and entering access code 7832794.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally by providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)	(unaudited) June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$47,617	$45,522
Restricted cash	935	1,063
Accounts receivable, net	126,663	83,086
Costs and estimated earnings in excess of billings on uncompleted contracts	61,905	71,016
Inventories, net	31,828	26,526
Prepaid expenses and other current assets	15,634	12,174
Prepaid income taxes	6,456	1,271
Total current assets	291,038	240,658
Property, plant and equipment, net	24,194	20,828
Right-of-use assets from operating leases	11,530	11,373
Goodwill	199,736	183,197
Intangible assets – finite life, net	42,899	35,251
Intangible assets – indefinite life	9,559	9,508
Deferred income taxes	816	829
Deferred charges and other assets	2,846	3,077
Total assets	$582,618	$504,721
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$4,313	$3,579
Accounts payable and accrued expenses	116,254	107,198
Billings in excess of costs and estimated earnings on uncompleted contracts	61,365	32,716
Notes payable	2,500	—
Income taxes payable	3,788	3,207
Total current liabilities	188,220	146,700
Other liabilities	13,611	15,129
Debt, less current portion	137,322	107,625
Deferred income tax liability, net	7,991	8,666
Operating lease liabilities	8,326	8,453
Total liabilities	355,470	286,573
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,738,126 and 34,381,668 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	347	344
Capital in excess of par value	252,406	250,174
Accumulated loss	(13,596)	(19,298)
Accumulated other comprehensive loss	(17,091)	(17,996)
Total CECO shareholders' equity	222,066	213,224
Noncontrolling interest	5,082	4,924
Total shareholders' equity	227,148	218,148
Total liabilities and shareholders' equity	$582,618	$504,721

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Net sales	$129,181	$105,375	$241,744	$197,811
Cost of sales	89,364	73,700	167,034	139,708
Gross profit	39,817	31,675	74,710	58,103
Selling and administrative expenses	28,451	22,988	55,644	41,640
Amortization and earnout expenses	2,273	1,450	4,020	2,900
Acquisition and integration expenses	332	1,491	824	2,540
Executive transition expenses	158	—	158	—
Restructuring expenses	—	—	—	73
Income from operations	8,603	5,746	14,064	10,950
Other income (expense), net	121	1,936	(453)	1,478
Interest expense	(3,750)	(1,098)	(6,158)	(1,920)
Income before income taxes	4,974	6,584	7,453	10,508
Income tax expense	984	1,860	993	2,972
Net income	3,990	4,724	6,460	7,536
Noncontrolling interest	266	339	759	356
Net income attributable to CECO Environmental Corp.	$3,724	$4,385	$5,701	$7,180
Earnings per share:
Basic	$0.11	$0.13	$0.17	$0.21
Diluted	$0.11	$0.13	$0.16	$0.20
Weighted average number of common shares outstanding:
Basic	34,619,216	34,873,238	34,531,050	34,961,645
Diluted	35,143,782	35,041,152	35,171,727	35,119,685

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six months ended June 30,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income	$6,460	$7,536
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	5,650	4,668
Unrealized foreign currency gain	(863)	(5)
Fair value adjustment to earnout liabilities	296	—
Earnout payments	—	(1,007)
Gain (loss) on sale of property and equipment	78	(7)
Debt discount amortization	182	187
Share-based compensation expense	1,967	1,792
Bad debt (recoveries) expense	(23)	441
Inventory reserve expense	551	110
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(39,181)	(18,582)
Costs and estimated earnings in excess of billings on uncompleted contracts	9,596	597
Inventories	(4,081)	(3,393)
Prepaid expense and other current assets	(8,319)	637
Deferred charges and other assets	(306)	2,472
Accounts payable and accrued expenses	3,902	16,538
Billings in excess of costs and estimated earnings on uncompleted contracts	26,005	7,846
Income taxes payable	601	1,266
Other liabilities	(3,126)	(2,405)
Net cash (used in) provided by operating activities	(611)	18,691
Cash flows from investing activities:
Acquisitions of property and equipment	(3,919)	(1,432)
Net proceeds from sale of assets	—	7
Net cash paid for acquisitions	(24,142)	(37,372)
Net cash used in investing activities	(28,061)	(38,797)
Cash flows from financing activities:
Borrowings on revolving credit lines	65,300	47,600
Repayments on revolving credit lines	(33,400)	(24,900)
Borrowing on long-term debt	—	11,000
Repayments of long-term debt	(1,652)	(1,469)
Deferred financing fees paid	—	(130)
Deferred consideration paid for acquisitions	(857)	—
Payments on finance leases and financing liability	(450)	(293)
Proceeds from employee stock purchase plan and exercise of stock options	1,156	71
Noncontrolling interest distributions	(599)	(900)
Common stock repurchase	—	(4,324)
Net cash provided by financing activities	29,498	26,655
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,141	(3,091)
Net increase in cash, cash equivalents and restricted cash	1,967	3,458
Cash, cash equivalents and restricted cash at beginning of period	46,585	31,995
Cash, cash equivalents and restricted cash at end of period	$48,552	$35,453
Cash paid during the period for:
Interest	$5,380	$1,821
Income taxes	$7,605	$970

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(in millions, except ratios)	2023	2022	2023	2022
Operating income as reported in accordance with GAAP	$8.6	$5.7	$14.1	$11.0
Operating margin in accordance with GAAP	6.7%	5.4%	5.8%	5.6%
Amortization and earnout expenses	2.3	1.5	4.0	2.9
Acquisition and integration expenses	0.3	1.5	0.8	2.5
Executive transition expenses	0.2	—	0.2	—
Restructuring expenses	—	—	—	0.1
Non-GAAP operating income	$11.4	$8.7	$19.1	$16.5
Non-GAAP operating margin	8.8%	8.3%	7.9%	8.3%

	Three months ended June 30,		Six months ended June 30,
(in millions, except share data)	2023	2022	2023	2022
Net income as reported in accordance with GAAP	$3.7	$4.4	$5.7	$7.2
Amortization and earnout expenses	2.3	1.5	4.0	2.9
Acquisition and integration expenses	0.3	1.5	0.8	2.5
Executive transition expenses	0.2	—	0.2	—
Restructuring expenses	—	—	—	0.1
Foreign currency remeasurement	(0.8)	(0.3)	(0.9)	—
Tax benefit expense of adjustments	(0.5)	(0.7)	(1.0)	(1.4)
Non-GAAP net income	$5.2	$6.4	$8.8	$11.3
Depreciation	1.0	0.9	2.2	1.8
Non-cash stock compensation	1.2	0.9	2.0	1.8
Other (income) expense	0.7	(1.6)	1.4	(1.5)
Interest expense	3.8	1.1	6.2	1.9
Income tax expense	1.5	2.6	2.0	4.4
Noncontrolling interest	0.3	0.3	0.8	0.4
Adjusted EBITDA	$13.7	$10.6	$23.4	$20.1

Earnings per share:
Basic	$0.11	$0.13	$0.17	$0.21
Diluted	$0.11	$0.13	$0.16	$0.20

Non-GAAP net income per share:
Basic	$0.15	$0.18	$0.25	$0.32
Diluted	$0.15	$0.18	$0.25	$0.32

	Three months ended June 30,		Six months ended June 30,
(in millions)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$11.4	$18.9	$(0.6)	$18.7
Earnout payments (within operating activities)	—	1.0	—	1.0
Acquisitions of property and equipment	(1.4)	(0.8)	(3.9)	(1.4)
Free cash flow	$10.0	$19.1	$(4.5)	$18.3

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in our service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; the unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors; and our ability to remediate our material weakness, or any other material weakness that we may identify in the future that could result in material misstatements in our financial statements. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.